Exhibit (10)

Wells Fargo & Company

420 Montgomery Street, 2nd Floor

San Francisco, California 94104

January 1, 2009

Wachovia Preferred Funding Corp.

1620 East Roseville Parkway

Roseville, California 95661

Wachovia Bank, National Association

301 S. Tryon St.

Charlotte, North Carolina 28288

Ladies and Gentlemen:

We refer to the Exchange Agreement, dated as of November 25, 2002 (the “Exchange Agreement”), by and among Wachovia Corporation, a North Carolina corporation (“Wachovia”), Wachovia Preferred Funding Corp., a Delaware corporation (“WPFC”) and Wachovia Bank, National Association, a national banking association (“Wachovia Bank, N.A.”). Capitalized terms used but not defined in this letter agreement shall have the meanings given to such terms in the Exchange Agreement.

We also refer to the Agreement and Plan of Merger, dated as of October 3, 2008 (the “Merger Agreement”), as amended, by and between Wells Fargo & Company, a Delaware corporation (“Wells Fargo”) and Wachovia. In consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

The parties hereby acknowledge and agree that, effective immediately on the Effective Time (as defined in the Merger Agreement) and without any further action by any person, (a) Wells Fargo, as Successor Entity, became the assignee of the rights, duties and obligations of Wachovia under the Exchange Agreement; and (b) as a result of such assignment, (i) all references to Wachovia in the Exchange Agreement became and shall be deemed to be references to Wells Fargo, (ii) all references to Wachovia Preferred Stock in the Exchange Agreement became and shall be deemed to be references to the Series G, Class A Preferred Stock, no par value per share, having a liquidation preference of $15,000.00 per share, of Wells Fargo, constituting Substitute Preferred Stock, and (iii) all references to Depositary Shares in the Exchange Agreement became and shall be deemed to be references to depositary shares representing a one-six hundredth interest in one share of such Substitute Preferred Stock, constituting Successor Depositary Shares.

Please acknowledge your understanding of our agreement as set forth herein by signing this letter in the space provided below and returning a copy to the undersigned. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President

Accepted and agreed to as of

the date set forth above:

WACHOVIA PREFERRED FUNDING CORP.

By:	/s/ Peter M. Carlson
Name:	Peter M. Carlson
Title:	Executive Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Peter M. Carlson
Name:	Peter M. Carlson
Title:	Executive Vice President